INDEMNITY AGREEMENT

THIS AGREEMENT made as at December 1, 2003.

Between:

JED OIL INC., a corporation having its principal

offices at Calgary, Alberta (the "Corporation")

and

NAME OF INDEMNITEE, Businessman, of Calgary,

Alberta (the "Indemnitee")

WHEREAS the Indemnitee serves as a director and/or officer of the Corporation; and

WHEREAS in accordance with the Corporation’s By-Laws ("By-Laws") and the Business Corporations Act (Alberta) (the "Act"), it is in the Corporation’s best interests to indemnify the Indemnitee as provided in this Agreement, and the Indemnitee requires this Agreement as an inducement to continue to serve the Corporation in such capacity.

NOW THEREFORE in consideration for the mutual covenants and promises set out herein, the parties agree as follows.

  Agreement To Serve

  The Indemnitee agrees to continue to serve as a director or officer of the Corporation, until such time as Indemnitee ceases to hold either such position under the Act, the Bylaws or any agreement related to such position.

  Indemnification

  The Corporation agrees to and shall indemnify and save harmless the Indemnitee for all actions and duties carried out for and on behalf of the Corporation, and if the Indemnitee is or becomes a party or is threatened to be made a party to any threatened or pending civil, criminal or administrative action or proceeding (collectively, "Proceedings") by reason of being or having been a director or officer of the Corporation or having acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (such body or bodies corporate referred to throughout this Agreement, collectively with the Corporation as the "Corporation"), or by reason of anything done or not done by him in any such capacity, from and against all costs, charges, expenses, including, without limitation, legal expenses and amounts paid to settle an action or satisfy a judgement or to satisfy any fines levied, (collectively, "Expenses"), actually and reasonably incurred by him in connection with such Proceedings (including in respect of an action to procure a judgement in the Corporation’s favour with the Court's prior approval) if:

  (a) he acted honestly and in good faith with a view to the best interests of the

  Corporation; and

  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

  In the event of any inconsistency or conflict between this Agreement and any indemnity provided for in the Bylaws, this Agreement shall prevail.

  Deceased Indemnitee

  If the Indemnitee is deceased and is entitled to indemnification under this Agreement, the Corporation agrees to and shall indemnify and hold harmless the Indemnitee's estate and his executors, administrators, legal representatives and lawful heirs to the same extent as it would indemnify the Indemnitee hereunder, if alive.

  Partial Indemnification

  If the Indemnitee is entitled under this Agreement to indemnification by the Corporation for part of the Expenses incurred in respect of any Proceedings but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is determined to be entitled.

  No Presumption As To Absence Of Good Faith

  The determination of any Proceedings by judgment, order, settlement or conviction shall not of itself, create any presumption for the purposes of this Agreement that the Indemnitee did not act honestly and in good faith with a view to the best interests of the Corporation or, in the case of a criminal or administrative action or proceeding enforced by monetary penalty, that he did not have reasonable grounds for believing his conduct was lawful, unless the judgement or order specially states otherwise.

  Determination Of Right To Indemnification

  (a) The determination as to whether or not the Indemnitee has met the standard of conduct required to entitle him, in whole or in part, to indemnification hereunder shall be made by the Board of Directors of the Corporation (the "Board"), who may rely in good faith upon the advice of independent legal counsel, and the costs of retaining such legal counsel shall be borne by the Corporation.

  (b) If the Board determines the Indemnitee is entitled to be indemnified hereunder as to 50% or more of the Expenses incurred in respect of any Proceedings, the Corporation may (and subject to the provisions of any applicable insurance policy) assume and direct the defense and handling of such Proceedings, to determine whether and in what manner any such Proceedings shall be defended, appealed, compromised or settled, and to appoint legal counsel of its choice to act on behalf of Indemnitee. In such event Indemnitee shall cooperate fully and in good faith with the Corporation in all matters respecting such Proceedings.

  No Liability For Certain Acts

  In addition to any applicable provisions of the By-Laws, to the extent permitted by law, the Indemnitee shall not be liable for:

  (a) the actions, omissions, negligence or defaults of any other director, officer or employee of the Corporation;

  (b) joining in any action or omission for conformity;

  (c) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on its behalf;

  (d) the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested;

  (e) any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or Corporation with whom or which any moneys, securities or effects shall be lodged or deposited;

  (f) any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation; or

  (g) any other loss, damage or misfortune whatever which may happen in the execution of the duties of his office or trust in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interest of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

  Other Rights And Remedies

  The indemnification as provided by this Agreement shall not be deemed to derogate from or exclude any other rights to which the Indemnitee may be entitled under the Act or otherwise at law, the Articles, the By-Laws, this Agreement, any resolution of the shareholders of the Corporation, or otherwise, and shall continue after the Indemnitee has ceased to be a director and officer of the

  Corporation.

  Notices Of Proceedings

  The Indemnitee agrees to notify the Corporation within 7 days of being served with any statement of claim, writ, notice of motion, indictment or other document commencing or continuing any Proceedings against the Indemnitee as a party. The Corporation agrees to notify the Indemnitee within 7 days of the Corporation being served with any statement of claim, writ, notice of motion, indictment or other document commencing or continuing any Proceedings naming the Indemnitee as a party to such Proceedings. The Indemnitee agrees to give the Corporation in a timely manner such information and cooperation as it may reasonably require from time to time in respect of any matter hereunder.

  Insurance

  The Corporation may, at its option, either purchase and maintain insurance or shall "self-insure" for the benefit of the Indemnitee hereunder.

  Effective Time

  This Agreement shall be effective as and from the date Indemnitee first became a director or officer of the Corporation, being DATE INDEMNITEE BECAME OFFICER OR DIRECTOR

  Notices

  Unless otherwise permitted by this Agreement, all notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been fully given if personally delivered to the addressee, or sent by telecopier (with receipt acknowledged), as follows:

  (a) if to Indemnitee, at:

  ADDRESS OF INDEMNITEE

  ADDRESS OF INDEMNITEE

  Fax: (403)

  (b) if to the Corporation, at:

  2600, 500 - 4th Avenue S.W.

  Calgary, Alberta T2P 2V6

  Fax: (403) 294-1197

  Attention: Chairman of the Board of Directors

  or to such other address as a party may from time to time notify the other of in writing. Any notice so delivered shall be deemed to have been received on the date of delivery. Any notice so telecopied shall be deemed to have been received on the date of such transmission if sent before 4:30 p.m. (Calgary time) on a business day and otherwise shall be deemed to have been receivedat 8:00 a.m. (Calgary time) on the next business day after such transmission.

  Severability

  If any provision of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever:

  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not of themselves in the whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and

  (b) to the fullest extent possible, the provision of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not of themselves in the whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

  Governing Law

  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Alberta.

  Modification And Waiver

  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

  No Assignment

  This Agreement is personal to the parties hereto and may not be assigned by either party.

  Enurement

This Agreement shall be binding upon and enure to the benefit of the Corporation and its successors at law and to the Indemnitee and his legal representatives, administrators, heirs and successors by law.

IN WITNESS WHEREOF the parties have executed this Agreement.

JED OIL INC.

Per:________________________________

Per:________________________________

Witness NAME OF INDEMNITEE